UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

WTI Loan and Security Agreement

On October 22, 2024 (the “WTI Closing Date”), Innventure LLC entered into a Loan and Security Agreement with WTI Fund X, Inc. and WTI Fund XI, Inc. (collectively, the “WTI Lenders”), as supplemented by the Supplement (the “Supplement”) to the Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC and the WTI Lenders (the “Loan and Security Agreement”).  Further, Innventure LLC, Innventure, Inc. (the “Company”) and the WTI Lenders entered into a joinder agreement, pursuant to which the Company became a co-borrower under the Loan and Security Agreement and related loan documents (collectively, the “Loan Documents”).

The Loan and Security Agreement provides for a term loan facility in an aggregate principal amount of up to $50 million (the “WTI Facility”), of which (i) up to $20 million will be made available after the WTI Closing Date and through November 15, 2024 (the “First Tranche”); (ii) up to $15 million will be made available after November 1, 2024 and through November 30, 2024 (the “Second Tranche”); and (iii) up to $15 million will be made available after December 31, 2024 and through January 31, 2025 (the “Third Tranche”) (provided that up to $7.5 million of the Third Tranche will be made available until March 31, 2025), in each case, subject to the satisfaction of certain conditions, including, without limitation, (x) with respect to the First Tranche, available cash (after giving effect to the loans to be made under the First Tranche) of $35 million and (y) with respect to each of the Second Tranche and the Third Tranche, satisfaction of certain financial conditions and the WTI Lenders’ satisfaction with the Company’s forward-looking plan at such time.  In the event that no loans are made prior to March 31, 2025, the obligations in the Loan and Security Agreement and the Supplement that would otherwise remain in effect until payment in full shall terminate.

Borrowings under the First Tranche, the Second Tranche and the Third Tranche will accrue interest at a rate per annum equal to the greater of (i) the “prime rate” of interest, as published by The Wall Street Journal on the date that the WTI Lenders prepare the promissory notes for the borrowings under such tranche, plus 5.00% and (ii) 13.50% and will amortize, after an interest only period of 12 months in the case of the First Tranche and 6 months in the case of each of the Second Tranche and the Third Tranche, in equal monthly installments over a period of thirty months.

Obligations under the Loan Documents are secured by a lien on substantially all of the assets of Innventure LLC and the Company.

The Loan Documents contain various representations, warranties, covenants and events of default, including, without limitation, certain restrictions on the ability of Innventure LLC, the Company and their subsidiaries to incur indebtedness, grant liens, transfer assets, make investments, make dividends and other distributions and make certain payments of other indebtedness.

In connection with the Loan and Security Agreement, Innventure issued two warrants to purchase up to an aggregate total of 1,000,000 shares of Company common stock, par value $0.0001 (“Common Stock”), to WTI Fund X, LLC and WTI Fund XI, LLC (each an affiliate of the WTI Lenders), respectively (the “WTI Warrants”).  Each warrant is exercisable into one share of Common Stock at price of $0.01 per share (subject to certain limitations, adjustment and certain other rights to possible future financings in accordance with terms of the WTI Warrants) through March 31, 2025. The WTI Warrants include customary registration rights and change-of-control adjustments and may be exchanged, at each of WTI Fund X, LLC’s and WTI Fund XI, LLC’s option, for a cash amount equal to $15 million (in the aggregate), subject to adjustment to the extent a WTI Warrant is partially exercised, in lieu of exercise upon a change of control, at any time from and after the four-year anniversary of the Closing. Each of WTI Fund X, LLC and WTI Fund XI, LLC will also have the option to purchase up to $5 million (in the aggregate) or such amount as is necessary for each of WTI Fund X, LLC and WTI Fund XI, LLC to maintain its pro rata ownership in certain future financings conducted by the Company, subject to customary exclusions.

The foregoing summaries of the Loan and Security Agreement, Supplement and the WTI Warrants are qualified in their entirety by the terms and conditions of the Loan and Security Agreement, the Supplement and each of the WTI Warrants, which are included as Exhibits 10.1, 10.2, 4.1, and 4.2 respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 22, 2024, the Company issued the WTI Warrants as unregistered securities to each of WTI Fund X, LLC and WTI Fund XI, LLC, which warrants may be exercised for up to an aggregate of 1 million shares of Common Stock, as further described above under “WTI Loan and Security Agreement.”

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 23, 2024, the Company issued a press release announcing that it and Innventure LLC entered into the WTI Facility with the WTI Lenders.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 701, and Exhibit 99.1 attached hereto, are furnished pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1+	Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, issued to WTI Fund X, LLC.
4.2+	Warrant to Acquire Securities of Innventure, Inc., dated October 22, 2024, issued to WTI Fund XI, LLC.
10.1+	Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC, WTI Fund X, Inc. and WTI Fund XI, Inc.
10.2+	Supplement to the Loan and Security Agreement, dated October 22, 2024, by and among Innventure LLC, WTI Fund X, Inc. and WTI Fund XI, Inc.
99.1	Press Release, dated October 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  Innventure, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

October 23, 2024	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel